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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Kroll Holdings, Inc.:

     We consent to the incorporation by reference in the Registration Statement (No. 333-27553) on Form S-8 of The Kroll-O'Gara Company and subsidiaries of our report dated March 28, 1996 relating to the consolidated statements of operations, changes in stockholders' equity, and cash flows for Kroll Holdings, Inc. for the year ended December 31, 1995 which report appears in Form 10-K for the year ended December 31, 1997 of The Kroll-O'Gara Company.


                                                           KPMG Peat Marwick LLP




New York, New York
March 31, 1998